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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                           CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 25, 2013


                                NORDSTROM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        WASHINGTON                 001-15059                     91-0515058

(STATE OR OTHER JURISDICTION    (COMMISSION FILE           (I.R.S. EMPLOYER
      OF INCORPORATION)              NUMBER)             IDENTIFICATION NO.)


             1617 SIXTH AVENUE, SEATTLE, WASHINGTON      98101
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)   (ZIP CODE)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111


                              INAPPLICABLE
         (FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2013, Nordstrom, Inc. issued a press release announcing that effective June 25, 2013, the Board of Directors of the Company, upon recommendation of its Corporate Governance and Nominating Committee, appointed Brad Smith, President and Chief Executive Officer of Intuit, Inc. to the Board of Directors of Nordstrom. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

As a nonemployee director, Mr. Smith will receive compensation for his services on the Board equivalent to the cash retainer and common stock award compensation described under the caption "Director Compensation" of the Company's proxy statement that was filed with the Securities and Exchange Commission on April 1, 2013. He will also be eligible to participate in the Company's other compensation benefit plans and programs for nonemployee directors as described in the proxy statement.

The Company plans to enter into its standard Independent Director
Indemnification Agreement with Mr. Smith, the form of which was filed with the Securities and Exchange Commission. Mr. Smith and the Company are not parties to any transaction requiring disclosure under Item 404(a) of Regulation S-K.


































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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NORDSTROM, INC.



                                           By:  /s/ Robert B. Sari
                                                -----------------------
                                                Robert B. Sari
                                                Executive Vice President,
                                                General Counsel and Corporate
                                                Secretary

Dated: June 26, 2013







































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EXHIBIT INDEX

EXHIBIT
NUMBER        DESCRIPTION

99.1 Nordstrom press release dated June 26, 2013 announcing the appointment of Brad Smith to the Company's Board of Directors.